UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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McCormick & Company, Incorporated
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McCORMICK & COMPANY, INCORPORATED

18 Loveton Circle

Sparks, Maryland 21152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 23, 2005

The Annual Meeting of the Stockholders of McCormick & Company, Incorporated will be held at the Hunt Valley Inn, 245 Shawan Road, Hunt Valley, Maryland at 10:00 a.m. on March 23, 2005, for the purpose of considering and acting upon:

(a)          the election of directors to act until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(b)         the approval of the 2005 Employees Stock Purchase Plan, which is attached as Exhibit A to the Proxy Statement and which has been adopted by the Board of Directors subject to the approval of the stockholders;

(c)          the ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company to serve for the 2005 fiscal year; and

(d)         any other matters that may properly come before such meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December 31, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof.  Only holders of Common Stock shall be entitled to vote. Holders of Common Stock Non-Voting are welcome to attend and participate in this Meeting.

IF YOU ARE A HOLDER OF COMMON STOCK, A PROXY CARD IS ENCLOSED.  PLEASE VOTE YOUR PROXY PROMPTLY BY TELEPHONE, BY INTERNET OR BY MAIL AS DIRECTED ON THE PROXY CARD IN ORDER THAT YOUR STOCK MAY BE VOTED AT THIS MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

February 16, 2005	Robert W. Skelton
Secretary

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished on or about February 16, 2005 to the holders of Common Stock in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders or any adjournments thereof. Any proxy given may be revoked at any time before it is voted.  Such right of revocation is not limited or subject to compliance with any formal procedure. The shares represented by all proxies received will be voted in accordance with the instructions contained in the proxies. The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone, electronic mail or personal interview. The Company also may request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company may reimburse them for their expenses in so doing.

At the close of business on December 31, 2004, there were 14,985,822 shares of Common Stock outstanding, which constitute all of the outstanding voting shares of the Company.  Except for certain voting limitations imposed by the Company’s Charter on beneficial owners of ten percent or more of the outstanding shares of Common Stock, each share of Common Stock is entitled to one vote. Only holders of record of shares of Common Stock at the close of business on December 31, 2004 will be entitled to vote at the meeting or any adjournments thereof.

PRINCIPAL STOCKHOLDERS

On December 31, 2004, the assets of The McCormick 401(k) Retirement Plan (the “Plan”) included 3,938,633 shares of the Company’s Common Stock, which represented 26.3% of the outstanding shares of Common Stock. The address for the Plan is 18 Loveton Circle, Sparks, Maryland 21152. The Plan is not the beneficial owner of the Common Stock for purposes of the voting limitations described in the Company’s Charter. Each Plan participant has the right to vote all shares of Common Stock allocated to such participant’s Plan account. The Plan’s Investment Committee possesses investment discretion over the shares, except that, in the event of a tender offer, each participant of the Plan is entitled to instruct the Investment Committee as to whether to tender Common Stock allocated to such participant’s account.  Membership on the Investment Committee consists of two directors, Francis A. Contino and Karen D. Weatherholtz, and the Company’s Vice President & Controller, Kenneth A. Kelly, Jr., the Company’s Vice President – Finance & Treasurer, Paul C. Beard, and the Company’s Senior Vice President, General Counsel & Secretary, Robert W. Skelton.

Harry K. Wells and his wife Lois L.Wells, whose address is P. O. Box 409, Riderwood, Maryland 21139, held in two trusts 1,073,246 shares of Common Stock as of December 31, 2004, representing 7.2% of the outstanding shares of Common Stock.

CORPORATE GOVERNANCE

The Company’s business is conducted by its employees under the leadership of its chief executive officer and the oversight and direction of its Board of Directors for purposes of enhancing the long-term value of the Company for its stockholders.  Both management and the Board of Directors believe that the creation of long-term value requires the Company to conduct its business honestly and ethically as well as in accordance with applicable laws. The Company has a Business Ethics Policy, which was first adopted by the Board of Directors approximately twenty years ago, and which is periodically reviewed and amended as circumstances warrant.  The Policy is administered by the Company’s chief legal officer under the supervision of the chief executive officer and the Audit Committee of the Board of Directors.   The Company also has a set of Corporate Governance Guidelines, which govern the operation of the Board of Directors. These Guidelines are reviewed on an annual basis by the Nominating/Corporate Governance Committee of the Board of Directors, and any changes deemed desirable or necessary by the Committee are submitted to the Board for approval. The Guidelines are administered by the Nominating/Corporate Governance Committee of the Board of Directors.  The current versions of the Company’s Business Ethics Policy and its Corporate Governance Guidelines are available at the Company’s website at www.mccormick.com.

Independence of Directors

The Company’s shares of common stock are listed on the New York Stock Exchange (the “NYSE”).  As a listed company, the Company is required under the NYSE’s Listing Standards (the “Listing Standards”) to have a majority of independent directors on its Board.  The Listing Standards provide that no director can qualify as “independent” unless the Board determines that the director has no material relationship with the Company.  The Listing Standards contain guidelines for determining whether a director should be considered independent.  Those guidelines have been incorporated into the Company’s Corporate Governance Guidelines and they are used by the Board in forming its judgment on the independence of its members. Applying these guidelines, the Board of Directors has determined that the following directors have no material relationship with the Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company):  Barry H. Beracha, James T. Brady, Edward S. Dunn, Jr., J. Michael Fitzpatrick, Freeman A. Hrabowski, III, Margaret M.V. Preston and William E. Stevens. The Board has therefore determined that each of these directors is an independent director.

In connection with these determinations, the Board of Directors noted that Dr. Fitzpatrick was an executive officer of the Rohm and Haas Company until his retirement in January 2005.  Commercial relationships exist between the Company and Morton Salt, a subsidiary of the Rohm and Haas Company.  However, the Board of Directors has determined that the commercial relationship is not material.  The Board of Directors, in reaching its determination, considered the fact (i) that the payments made to the Company by Morton Salt, and the payments made to Morton Salt by the Company, are substantially less than two percent of the consolidated gross revenues of the Rohm and Haas Company (ii) that Dr. Fitzpatrick did not participate in the negotiation of the commercial transaction on behalf of Morton Salt nor has he been involved in the execution of the commercial transaction since its inception and (iii) that the products supplied by the Company to Morton Salt are readily available from other sources of supply.  For these reasons, the Board has concluded that the transaction between the Company and Morton Salt does not constitute a material relationship.

The Board of Directors has further considered whether the members of the Audit Committee satisfy the requirements of the Listing Standards and rules adopted by the Securities and Exchange Commission with respect to the independence of Audit Committee members.  In addition, the Board of Directors has also considered whether at least one member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules.  The Board of Directors has concluded that all members of the Audit Committee satisfy the “independence” requirements and that all members also qualify as “audit committee financial experts.”   Mr. Brady, who is Chairman of the Audit Committee, currently serves on the audit committees of three other public companies.  The Board of Directors has determined that such service does not impair the ability of Mr. Brady to effectively serve on the Company’s Audit Committee.

Corporate Governance Guidelines

In addition to provisions on director independence, McCormick’s Corporate Governance Guidelines address the following subjects, among others:  the role of the Board, qualifications for Board membership, prohibition of personal loans to directors and executive officers, director attendance at Board and Committee meetings, avoidance of conflicts of interest, share ownership guidelines, executive sessions of non-executive directors, access to management, and annual Board and Committee self-assessments.

Executive Session

The independent directors of the Board meet in regularly scheduled sessions without the presence of management. The chair of the executive session rotates among the chairs of the Board Committees.

Communications with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-management directors or with specified individual directors, stockholders should direct their correspondence to the Corporate Secretary at 18 Loveton Circle, Sparks, Maryland 21152.

ELECTION OF DIRECTORS

The persons listed in the following table have been nominated for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unavailable for election.  In the event one of the nominees is unable to serve on the Board of Directors or will not serve for good cause, the proxy holders will have discretionary authority for the election of any person to the office of such nominee.  Alternatively, the Board of Directors may elect to reduce the size of the Board of Directors.

The following table shows, as of December 31, 2004, the names and ages of all nominees, the principal occupation and business experience of each nominee during the last five years, the year in which each nominee was first elected to the Board of Directors, the amount of securities beneficially owned by each nominee, and directors and executive officers as a group, and the nature of such ownership.  Except as shown in the table, no nominee owns more than one percent of either class of the Company’s common stock.

Required Vote of Stockholders. A plurality of all votes cast by holders of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee.

The Board of Directors recommends that stockholders vote FOR each of the nominees listed below.

Name	Age	Principal Occupation & Business Experience	Year First Elected Director	Amount and Nature* of Beneficial Ownership
				Common	Common Non- Voting

Barry H. Beracha	62	Retired executive (June 2003 to present); Executive Vice President, Sara Lee Corporation, and Chief Executive Officer, Sara Lee Bakery Group (2001 to 2003); Chairman of the Board & Chief Executive Officer, The Earthgrains Company (1993 to 2001)	2000	7,555	13,302

James T. Brady	64	Managing Director – Mid-Atlantic, Ballantrae International, Ltd. (1999 to present)	1998	12,224	12,845

Francis A. Contino	59	Executive Vice President, Chief Financial Officer (1998 to present) & Strategic Planning (2004 to present) & Supply Chain (2002 to 2004)	1998	341,227	96,331	(1)
				(2.2)%

Robert G. Davey	55	President – Global Industrial Group (1998 to present)	1994	331,948	83,089
				(2.2)%

Name	Age	Principal Occupation & Business Experience	Year First Elected Director	Amount and Nature* of Beneficial Ownership
				Common	Common Non- Voting

Edward S. Dunn, Jr.	61	President, Dunn Consulting (1997 to present); President and Chief Executive Officer, Colonial Williamsburg Company (2001 to 2002); C. J. McNutt Chair in Food Marketing, St. Joseph’s University (1998 to 2001)	1998	12,898	16,164

J. Michael Fitzpatrick	58	Retired executive (January 2005); President & Chief Operating Officer, Rohm and Haas Company (1999 to 2005)	2001	5,245	8,674

Freeman A. Hrabowski, III	54	President, University of Maryland Baltimore County (1992 to present)	1997	15,505	17,573

Robert J. Lawless	58	Chairman of the Board (1999 to present); President (1996 to present); Chief Executive Officer (1997 to present)	1994	961,398 (6.1)%	376,851	(2)

Margaret M.V. Preston	47	Executive Vice President, Mercantile Safe Deposit & Trust Company (2002 to present); Chief Financial Officer, Deutsche Banc Global Private Bank (2001-2002); Managing Director, Deutsche Banc Alex. Brown, Inc. (1990 to 2002)	2003	1,097	1,181

William E. Stevens	62	Chairman, BBI Group (2000 to present); Chairman and Chief Executive Officer, Wesmark Group (1999 to 2001)	1988	22,323	30,150

Karen D. Weatherholtz	54	Senior Vice President – Human Relations (1999 to present);	1992	176,864	44,201
				(1.2)%

Directors and Executive Officers as a Group (18 persons)				2,747,408	996,025
				(16.1)%

(1) Includes 9,351 shares of Common Stock and 285 shares of Common Stock Non-Voting held in a charitable trust for the Contino Family Foundation and 27,137 shares of Common Stock held by the

Contino Family Irrevocable Trust. Mr. Contino serves as a trustee of both trusts.  Mr. Contino disclaims beneficial ownership of such shares.

(2) Includes 62,410 shares of Common Stock Non-Voting held in a charitable trust for the Lawless Family Foundation.  Mr. Lawless serves as trustee of the trust.  Mr. Lawless disclaims beneficial ownership of such shares.

*  Includes shares of Common Stock and Common Stock Non-Voting beneficially owned by directors and executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the director or executive officer.  Also includes the following numbers of shares which could be acquired within 60 days of December 31, 2004 pursuant to the exercise of stock options:  Mr. Beracha – 5,750 shares of Common Stock, 5,750 shares of Common Stock Non-Voting; Mr. Brady – 8,250 shares of Common Stock, 8,250 shares of Common Stock Non-Voting; Mr. Contino – 266,122 shares of Common Stock, 88,707 shares of Common Stock Non-Voting; Mr. Davey – 192,247 shares of Common Stock, 80,332 shares of Common Stock Non-Voting; Mr. Dunn – 9,750 shares of Common Stock, 9,750 shares of Common Stock Non-Voting; Dr. Fitzpatrick – 3,750 shares of Common Stock, 3,750 shares of Common Stock Non-Voting; Dr. Hrabowski – 11,750 shares of Common Stock, 11,750 shares of Common Stock Non-Voting; Mr. Lawless – 719,576 shares of Common Stock, 239,858 shares of Common Stock Non-Voting; Ms. Preston – 625 shares of Common Stock, 625 shares of Common Stock Non-Voting; Mr. Stevens – 7,750 shares of Common Stock, 7,750 shares of Common Stock Non-Voting; Ms. Weatherholtz – 132,600 shares of Common Stock, 44,200 shares of Common Stock Non-Voting; and directors and executive officers as a group – 2,062,499 shares of Common Stock, 732,811 shares of Common Stock Non-Voting. Also includes shares of Common Stock which are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Contino – 24,141 shares of Common Stock; Mr. Davey – 11,892 shares of Common Stock; Mr. Lawless – 16,841 shares of Common Stock; Ms. Weatherholtz – 19,511 shares of Common Stock; and directors and executive officers as a group – 85,005 shares of Common Stock. Also includes shares of Common Stock which are beneficially owned by virtue of participation in the Deferred Compensation Plan:  Mr. Beracha – 7,552 shares of Common Stock; Mr. Dunn – 1,929 shares of Common Stock; Dr. Fitzpatrick – 4,924 shares of Common Stock; Dr. Hrabowski – 3,404 shares of Common Stock; and Ms. Preston – 556 shares of Common Stock.

Mark T. Timbie, President – International Consumer Products Group, and Alan D. Wilson, President – US Consumer Foods, who were among the top five most highly compensated executive officers during 2004 as shown in the compensation table on page 12, own the following number of shares as of December 31, 2004:  Mr. Timbie owns 129,753 shares of Common Stock (of which 109,421 shares could be acquired within 60 days of December 31, 2004 pursuant to the exercise of stock options) and 43,533 shares of Common Stock Non-Voting (of which 36,473 shares could be acquired within 60 days of December 31, 2004 pursuant to the exercise of stock options);  Mr. Timbie does not own shares of Common Stock by virtue of his participation in the McCormick 401(k) Retirement Plan or Deferred Compensation Plan.  Mr. Wilson owns 149,726 shares of Common Stock (1.0% of the outstanding shares of Common Stock) (of which 132,327 shares could be acquired within 60 days of December 31, 2004 pursuant to the exercise of stock options and 50,253 shares of Common Stock Non-Voting (of which 44,077 shares could be acquired within 60 days of December 31, 2004 pursuant to the exercise of stock options).  Mr. Wilson beneficially owns 846 shares of Common Stock by virtue of his participation in the Deferred Compensation Plan. Mr. Wilson does not own shares of Common Stock by virtue of his participation in the McCormick 401(k) Retirement Plan.

From time to time the Company purchases shares of Company stock from employees under its share repurchase program.  During 2004, a number of employees sold shares to the Company under this program, including two directors. On August 19, 2004, Robert G. Davey sold 18,676 shares of Common Stock and 16,324 shares of Common Stock Non-Voting; on May 12, 2004, Karen D. Weatherholtz sold 1,690 shares of Common Stock and 8,310 shares of Common Stock Non-Voting.

Board Committees

The Board of Directors, on recommendation of the Nominating/Corporate Governance Committee, has appointed the following Board Committees:

Audit Committee.  This Committee assists the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls; (ii) the performance of the Company’s internal audit function; (iii) the appointment, engagement and performance of the Independent Registered Public Accounting Firm and the evaluation of the Independent Registered Public Accounting Firm’s qualifications and independence; (iv) the Company’s compliance with ethics and confidential information policies and legal and regulatory requirements, including the Company’s disclosure controls and procedures; and (v) the evaluation of enterprise risk issues. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the Independent Registered Public Accounting Firm, the internal auditors, and management of the Company and to resolve any disagreements between management and the Independent Registered Public Accounting Firm regarding financial reporting.  The Committee also performs other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Board of Directors has determined that all members of the Committee satisfy the independence requirements of the Listing Standards and rules adopted by the Securities and Exchange Commission (the “SEC”).  The Board of Directors has also determined that all members also qualify as “audit committee financial experts” under SEC rules. Except for Mr. Brady, no member of the Audit Committee serves on the Audit Committee of more than three public companies. Membership on the Committee consists of Mr. Brady, who serves as Chairman, Ms. Preston and Mr. Stevens. The Audit Committee held eight meetings during the last fiscal year. The Charter of the Audit Committee is available on the Company’s website at www.mccormick.com under “Company Information.”

Compensation Committee.  This Committee is responsible for adopting and implementing an executive compensation policy (i) which provides competitive rewards to the Chief Executive Officer and other executive officers and key employees for achieving the Company’s financial goals and strategic objectives, (ii) which aligns the interests of such employees with the long-term interests of the Company’s stockholders, and (iii) which enables the Company to attract and retain the executive resources necessary for the successful management of the Company’s businesses.  The Committee is also responsible for assisting the Company with succession planning for senior management positions and for preparing an annual report on executive compensation which appears on pages 10 and 11 of this proxy statement.  In addition, the Committee is responsible for reviewing and evaluating the amount, nature and structure of the compensation paid to members of the Board of Directors for their service as members and for recommending to the Board any changes the Committee may deem appropriate based on competitive conditions.  The Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors.  All members of the Committee qualify as independent directors under the Listing Standards.  Current membership consists of Mr. Beracha, who serves as Chairman, Mr. Dunn and Dr. Fitzpatrick.  The Compensation Committee held eight meetings during the last fiscal year. The Charter of the Compensation Committee is available on the Company’s website at www.mccormick.com under “Company Information.”

Nominating/Corporate Governance Committee.  This Committee assists the Board by developing and implementing corporate governance guidelines, by identifying and recommending qualified individuals to serve as members of the Board, by evaluating and recommending the size and composition of the Board and its Committees, and by monitoring a process to assess the effectiveness of the Board and its Committees. All members of the Committee qualify as independent directors under the Listing Standards. Current membership of the Committee consists of Dr. Hrabowski, who serves as Chairman, and Dr. Fitzpatrick. The Committee held five meetings during the last fiscal year. The Charter of the Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website at www.mccormick.com under “Company Information.”

The Nominating/Corporate Governance Committee will consider recommendations from stockholders for nominees for the Board of Directors.  Stockholders wishing to submit recommendations should contact the Corporate Secretary at 18 Loveton Circle, Sparks, Maryland 21152.   The Committee will evaluate candidates recommended by stockholders in the same manner as candidates identified by the Committee.

Attendance at Meetings

During the last fiscal year, there were eight meetings of the Board of Directors. All of the Directors attended at least 75% of the total number of meetings of the Board and the Board Committees on which they served.

Each year the Annual Meeting of Stockholders is held on the same day as the Annual Meeting of the Board of Directors.  Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members usually attend both the Annual Meeting of Stockholders and the Annual Meeting of the Board of Directors.  Last year, all directors attended the Annual Meeting of Stockholders.

Other Directorships

Certain individuals nominated for election to the Board of Directors hold directorships in other companies.  Mr. Beracha is a director of The Pepsi Bottling Group, Inc.  Mr. Brady is a director of Constellation Energy Group, Inc., T. Rowe Price Group, Inc. and Aether Systems, Inc.   Mr. Contino is a director of Mettler-Toledo International Inc.  Mr. Dunn is a director of Catalina Marketing Corporation.  Dr. Fitzpatrick was a director of Rohm and Haas Company prior to his retirement in 2005 and is currently a director of Carpenter Technology Corporation.  Dr. Hrabowski is a director of Constellation Energy Group, Inc., Broadwing Corporation, The Baltimore Equitable Society and Mercantile Bankshares Corporation. Mr. Lawless is a director of The Baltimore Life Insurance Company and Constellation Energy Group, Inc.  Mr. Stevens is a director of MEMC Electronic Materials, Inc.

REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Company’s compensation program is designed (a) to attract, retain and motivate highly talented individuals through a combination of base pay and performance-based incentive awards; (b) to enhance the alignment of the employees’ interests with the interests of the Company’s stockholders; and (c) to reward individual performance based on the achievement of the Company’s financial goals and strategic objectives.  The structure and benefits of the compensation program must be competitive with other programs for similarly placed employees of food and other consumer goods manufacturing companies of a size similar to the Company.  Independent compensation consultants are retained from time to time for advice and guidance in assessing whether the Company’s compensation program is competitive.  In 2003, Hewitt & Associates was retained to conduct a study for such purposes and, based on the study, concluded that the Company’s executive compensation is generally competitive.

Salaries

Salaries of the Company’s senior management employees are reviewed, and where appropriate, adjusted annually.  Salary ranges are established for each senior management position based on the marketplace median for that position and a salary is assigned to the manager within that range based on individual performance, prior experience and contribution to the financial goals and strategic objectives of the Company.  Salaries for the Company’s chief executive officer, and all other executive officers, including the five highest paid executive officers, are reviewed and approved by the Compensation Committee.

Incentive Awards

Annual bonuses are paid to senior management employees pursuant to a formula.  A limited number of corporate executives are paid a bonus based upon the achievement of specified levels of earnings growth.  Other corporate executives and general managers of subsidiaries and divisions are paid a bonus based on the achievement of specified operating profit targets as well as earnings growth targets.  If the targeted performance is achieved, a bonus is paid in an amount equal to either a percentage of salary or a percentage of the midpoint of the salary range for the employee’s position.  If performance exceeds targeted levels, bonuses may be paid up to twice that amount.  If minimum targets are not achieved, no bonus is paid.  Annual bonuses for the Company’s chief executive officer, and all other executive officers, including the five highest paid executive officers, are reviewed and approved by the Compensation Committee.

The Company also has a mid-term incentive program which was first approved by the Company’s stockholders in 1998 and again in 2002.  Benefits under this program are paid upon the achievement of established targets for sales growth and total shareholder return over a period of three years.  The targets are established prior to the commencement of each three-year cycle.  The Company believes that this program plays an important role in aligning the compensation of executives with the key financial goals that drive the Company’s success and create shareholder value.  Participation in the program is limited to those few executives who are in positions which have a significant impact on the achievement of the goals and who must provide the long-term strategic leadership necessary to accomplish the goals.  The mid-term incentive program is administered by the Compensation Committee.

The Company has regularly granted stock options to its key management employees since the mid-1960’s.  The Company continues to believe that the stock option programs are an effective vehicle for causing its key management employees to align with the interests of its stockholders.  The number of shares for which an option is granted is determined by the salary range assigned to the executive.  Each of the option agreements contains a vesting schedule which provides an inducement to employees to remain in the employment of the Company in order to maximize the economic benefit of the option.  Because McCormick stock has performed very well, the value of McCormick stock options has risen.  As a result, in 2004, the number of options granted to the top management group was reduced to maintain the value of McCormick’s long-term incentive programs at market competitive levels.  The Compensation Committee is responsible for the administration of the stock option plan with respect to the Company’s officers and employee directors.

Chief Executive Officer Compensation

Compensation for the Company’s chief executive officer is structured the same as compensation for other senior management employees.  As disclosed in the table on page 12 of this proxy statement, Mr. Lawless’ compensation for 2004 consisted of a salary, a cash bonus, a payment from the mid-term incentive program and the grant of an option under the Company’s stock option plan.  During the last fiscal year, the Committee approved an increase in Mr. Lawless’ salary consistent with his performance and the findings of the market survey conducted by Hewitt Associates, Inc.  In addition, the Committee approved an annual bonus for Mr. Lawless based on the Company’s earnings per share performance for 2004, and a payment under the mid-term incentive program at a level based on the Company’s cumulative net sales growth and total shareholder return over the three-year period ended November 30, 2004.

Submitted by:

Compensation Committee

Barry H. Beracha, Chairman

Edward S. Dunn, Jr.

J. Michael Fitzpatrick

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or during the last fiscal year was, an officer or an employee of the Company or any of its subsidiaries, and no member has any interlocking or insider relationships with the Company which are required to be reported under applicable rules and regulations of the Securities and Exchange Commission.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered during each of the fiscal years ended November 30, 2004, 2003 and 2002 to the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers who were executive officers during the 2004 fiscal year, determined by reference to total salary and bonus paid to such individuals for the 2004 fiscal year.

		Annual Compensation		Long Term Compensation
				Awards	Payouts
Name and Principal Position	Fiscal Year	(1) Salary ($)	(1) Bonus ($)	Securities Underlying Options (#)	(2) LTIP Payouts ($)	(3) All Other Compensation ($)

Robert J. Lawless Chairman of the Board, President & Chief Executive Officer	2004 2003 2002	998,750 888,750 768,867	1,029,544 1,387,540 1,280,000	295,740 318,000 286,000	2,417,472 0 1,914,173	8,000 8,000 8,000

Robert G. Davey President – Global Industrial Group	2004 2003 2002	490,508 472,217 456,908	343,121 483,784 496,800	115,320 130,000 130,000	770,569 0 523,328	8,000 8,000 8,000

Francis A. Contino Executive Vice President- Strategic Planning & Chief Financial Officer	2004 2003 2002	468,233 436,667 393,367	313,867 448,910 400,000	115,320 130,000 100,000	695,583 0 394,746	8,000 8,000 8,000

Alan D. Wilson President – US Consumer Foods	2004 2003 2002	331,600 296,250 245,084	299,700 221,250 162,282	87,420 94,000 40,000	294,909 0 0	8,000 8,000 8,000

Mark T. Timbie President – International Products Group	2004 2003 2002	323,647 263,050 253,983	221,900 75,261 180,297	87,420 40,000 40,000	150,476 0 0	8,000 8,000 8,000

(1)            Salary and/or bonuses deferred at the election of the named officer are included in the category and year they would have otherwise been reported had they not been deferred.

(2)            Amounts shown as “LTIP Payouts” were payments made upon completion of the second and third three-year performance periods ended November 30, 2002 and 2004 under the Mid-Term Incentive Program.  Awards were paid in shares of restricted stock of the Company based on the stock price on those dates.

(3)            These amounts were paid or accrued under the Company’s 401(k) Retirement Plan for the accounts of such individuals. The stated figures represent the Company’s matching contribution of employee contributions to the Plan in amounts not to exceed $8,000 per participant.

COMPENSATION OF DIRECTORS

Fees paid to each director who is not an employee of the Company consist of an annual retainer of $25,000 in cash and $20,000 in Common Stock of the Company, and a meeting fee of $1,500 for each Board meeting attended.  Directors who serve on Board Committees, but who are not chairs of a Committee, also receive $1,200 for each Committee meeting they attend and an additional annual retainer of $2,500.  Directors who serve as Committee Chairs receive $1,500 for each Committee meeting attended and an additional annual retainer of $10,000.  Under the Directors’ Non-Qualified Stock Option Plan, non-employee directors are granted options each year for 2,500 shares of Common Stock and 2,500 shares of Common Stock Non-Voting.

PENSION PLAN TABLE

The following table shows the estimated annual benefits (on a single-life basis), including supplemental benefits, payable upon retirement (assuming retirement at age 65) to participants in the designated average compensation and years of service classifications:

Average Compensation	Years of Service
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$400,000	$66,525	$99,787	$133,049	$166,311	$199,574	$232,836
$600,000	$101,325	$151,987	$202,649	$253,311	$303,974	$354,636
$800,000	$136,125	$204,187	$272,249	$340,311	$408,374	$476,436
$1,000,000	$170,925	$256,387	$341,849	$427,311	$512,774	$598,236
$1,200,000	$205,725	$308,587	$411,449	$514,311	$617,174	$720,036
$1,500,000	$257,925	$386,887	$515,849	$644,811	$773,774	$902,736
$2,000,000	$344,925	$517,387	$689,849	$862,311	$1,034,774	$1,207,236
$2,200,000	$379,725	$569,587	$759,449	$949,311	$1,139,174	$1,329,036
$2,500,000	$431,925	$647,887	$863,849	$1,079,811	$1,295,774	$1,511,736

The Company’s US Pension Plan is a defined benefit, non-contributory plan.  A majority of the employees of the Company and participating subsidiaries are eligible to participate in the Plan upon completing one year of service and attaining age 21.  The Plan provides benefits (which are reduced by an amount equal to 50% of the participant’s social security benefit for those participants hired before December 1, 2000) based on the participant’s years of service and highest average compensation over a period of five consecutive years, as defined in the Plan.  The Company has adopted a supplement to its Pension Plan to provide a limited group of senior executives with an inducement to retire before age 65.  That group of senior executives will receive credit for additional service for employment after age 55.  The supplement also includes a significant portion of the senior executives’ bonuses in the calculation of pension benefits.  The supplement further provides that if a senior executive with Company service outside the U.S. retires after having served at least three years immediately preceding retirement in the U.S., all of the executive’s years of Company service, including years of service with foreign subsidiaries of the Company, will be counted in calculating pension benefits.  The senior executives included in the supplement are Messrs. Contino, Davey and Lawless.

For purposes of calculating the US pension benefit, the average of the highest five consecutive 12-month periods of compensation for the executives listed in the table on page 12 as of November 30, 2004 is as follows: Mr. Contino - $764,056; Mr. Davey - $885,056; Mr. Lawless - $1,910,740; Mr. Timbie - $413,902; Mr. Wilson - $442,557.  The years of credited service for these executives as of the same date (including, for Messrs. Lawless and Davey, service with foreign subsidiaries of the Company) are: Mr. Contino – 7; Mr. Davey – 28; Mr. Lawless – 27; Mr. Timbie – 8; Mr. Wilson - 11.

In 1999, the Company adopted a deferred compensation plan that allows a limited number of management employees to defer the payment of portions of salary and bonus.  Plan participants may invest their deferred compensation in any one or a combination of the plan’s investment funds.  In most cases, deferred amounts plus earnings are paid out upon the participant’s retirement or termination of employment.

STOCK OPTIONS

OPTION GRANTS IN LAST FISCAL YEAR

During the last fiscal year, the Company granted stock options to certain employees, including executive officers, pursuant to stock option plans approved by the Company’s stockholders.  Included among the option grants were the following:

Individual Grants (1)					Potential Realizable Value At Assumed
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted To Employees in Fiscal Year	Exercise or Base Price ($/Shares)	Expiration Date	Annual Rates of Stock Price Appreciation For Option Term ($) (2)
					5%	10%
Robert J. Lawless	295,740	7.2%	$30.60	1/26/14	$5,691,272	$14,422,802
Robert G. Davey	115,320	2.8%	$30.60	1/26/14	$2,219,238	$5,623,986
Francis A. Contino	115,320	2.8%	$30.60	1/26/14	$2,219,238	$5,623,986
Alan D. Wilson	87,420	2.1%	$30.60	1/26/14	$1,682,326	$4,263,344
Mark T. Timbie	87,420	2.1%	$30.60	1/26/14	$1,682,326	$4,263,344

(1) The stock options are exercisable as follows:  none of the shares subject to the option may be purchased during the first year of the option; not more than 25% of the shares subject to the option may be purchased during the second year of the option; not more than 50% of the shares subject to the option may be purchased during the third year of the option, less any shares for which the option may have been previously exercised; not more than 75% of the shares subject to the option may be purchased during the fourth year of the option, less any shares for which the option may have been previously exercised; and 100% of the shares subject to the option may be purchased, less any shares for which the option may have been previously exercised, at any time during the period between the end of the fourth year of the option and the expiration date.  All stock options granted under the stock option plans become fully exercisable in the event of a change in control of the Company.  Approximately 500 employees of the Company were granted options under the Company’s option plans during the last fiscal year.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% compounded annual rates set by the Securities and Exchange Commission, and therefore are not intended to forecast future appreciation, if any, in the price of the Company’s Common Stock.  The potential realizable values illustrated at the 5% and 10% compounded annual rates of appreciation assume that the price of the Company’s Common Stock increases $19.31 and $48.94 per share, respectively, over the 10-year term of the options.  If the named executives realize these values, the Company’s stockholders will realize aggregate appreciation in the price of the approximately 135.8 million shares of the Company’s Common Stock and Common Stock Non-Voting outstanding as of December 31, 2004 of approximately $2.6 billion and $6.6 billion, respectively, over the same period.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND

FISCAL YEAR-END OPTION VALUES

During the last fiscal year, the Company’s executive officers named in the table on page 12, exercised certain options granted to them in prior years.  Those option exercises and the remaining unexercised options of November 30, 2004 are summarized as follows:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Robert J. Lawless	335,400	$5,911,872	663,000 / 748,740	$12,638,111 / $8,600,462
Robert G. Davey	327,750	$5,527,077	146,250 / 310,320	$2,520,248 / $3,642,724
Francis A. Contino	129,600	$2,245,958	243,500 / 287,820	$4,651,273 / $3,277,052
Alan D. Wilson	16,800	$304,164	110,960 / 187,920	$2,051,672 / $1,999,364
Mark T. Timbie	0	0	94,040 / 147,420	$1,809,396 / $1,424,669

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of November 30, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders (1)	Common Stock 12,558,874 Common Stock Non-Voting 4,508,783	Common Stock $21.73 Common Stock Non-Voting $21.93	Common Stock 7,723,703 Common Stock Non-Voting 3,293,083
Equity Compensation Plans not approved by security holders (2)	Common Stock 243,830 Common Stock Non-Voting 134,402	Common Stock $23.06 Common Stock Non-Voting $23.22	Common Stock 1,103,399 Common Stock Non-Voting 585,054
	(a)	(b)	(c)
Total	Common Stock 12,802,704 Common Stock Non-Voting 4,643,185	Common Stock $21.76 Common Stock Non-Voting $21.97	Common Stock 8,827,102 Common Stock Non-Voting 3,878,137

(1) Includes the 1997 and 2001 Stock Option Plans, the 2003 Employees Stock Purchase Plan, the Directors Non-Qualified Stock Option Plan, the Directors’ Share Ownership Program and the 2004 Long-Term Incentive Plan.

(2) Includes options granted to foreign nationals pursuant to plans for certain non-US subsidiaries and in lieu of participation under the 1997 and 2001 Stock Option Plans and the 2003 Employees Stock

Purchase Plan.  Except for minor variations required by tax laws of various jurisdictions, the terms and conditions of such options are substantially the same as the options granted under the U.S. plans.  Note 12 to the Company’s financial statements, which appears on page 52 of the Company’s Annual Report to Stockholders, contains a description of these plans.

MID-TERM INCENTIVE PLAN

The following table provides information on estimated future payouts under the Company’s Mid-Term Incentive Plan to the executives named in the table on page 12 assuming the performance measures established for such payments are achieved.  Under the Plan, performance measures are established by the Compensation Committee of the Board of Directors for sales growth and cumulative total shareholder return, assuming dividend reinvestment for each three-year performance cycle.  The target for total shareholder return is measured against the total shareholder return of other companies in a peer group selected by the Committee.  A performance cycle (Cycle III) commenced on December 1, 2001 and ended on November 30, 2004. The current performance cycle (Cycle IV) commenced on December 1, 2003 and will end on November 30, 2006.  The maximum payout to any one individual cannot exceed the market value of 200,000 shares of the Company’s Common Stock.  Payouts for the performance cycle ended November 30, 2004 are disclosed in the table on page 12.

Name	Performance or Other Period Until Maturation or Payout
		Estimated Future Payouts under Non-Stock Price Based Plans
		Threshold	Target	Maximum
Robert J. Lawless	12/1/2003 – 11/30/2006	$458,576	$1,834,302	$3,668,604
Robert G. Davey	12/1/2003 – 11/30/2006	$139,023	$556,091	$1,112,182
Francis A. Contino	12/1/2003 – 11/30/2006	$129,024	$516,094	$1,032,188
Mark T. Timbie	12/1/2003 – 11/30/2006	$86,400	$345,600	$691,200
Alan D. Wilson	12/1/2003 – 11/30/2006	$84,078	$336,312	$672,624

PERFORMANCE GRAPH – SHAREHOLDER RETURN

Set forth below is a line graph comparing the yearly change in the Company’s cumulative total shareholder return (stock price appreciation plus reinvestment of dividends) on the Company’s Common Stock with (i) the cumulative total return of the Standard & Poor’s 500 Stock Price Index, assuming reinvestment of dividends, and (ii) the cumulative total return of the Standard & Poor’s Food Products Index, assuming reinvestment of dividends.

The graph assumes that $100 was invested on December 1, 1999 in McCormick & Company, Incorporated Common Stock, the Standard & Poor’s 500 Stock Price Index and the Standard & Poor’s Food Products Index, and that all dividends were reinvested through November 30, 2004, the end of the Company’s last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company.  On March 30, 2004, Mr. Contino exercised an option to purchase 115,320 shares of Common Stock.  Due to a technical error in the electronic filing, this transaction was reported in a timely manner, but reported incorrectly on a report on Form 5 rather than a report on Form 4.  The error was corrected by the filing of the information on a report on Form 4.

To the Company’s knowledge, based upon the reports filed and written representations that no other reports were required during the fiscal year ended November 30, 2004, no other director or officer of the Company failed to file reports required by Section 16(a) on a timely basis.

2005 EMPLOYEES STOCK PURCHASE PLAN

Since 1966 it has been the policy of the Company to make available to virtually all of its employees the opportunity to purchase shares of the Company’s stock through employees stock purchase plans.  Since the Board of Directors believes that these plans have been successful in achieving their purposes, a new employees stock purchase plan is being submitted to the stockholders at this time.

On January 25, 2005, the Board of Directors adopted the “2005 Employees Stock Purchase Plan,” (the “ESPP”) which is designed to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”) for employee stock purchase plans.  The following is a summary of the principal features of the ESPP.  This summary is qualified in its entirety by the more detailed terms and conditions of the ESPP, a copy of which is attached as Exhibit A to this proxy statement.  If the ESPP is not approved by the required vote of stockholders by January 24, 2006, it will terminate.  The Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the shares to be issued pursuant to the exercise of options granted under the ESPP.

Participation in the ESPP is limited to persons who on April 1, 2005 are employees of the Company and designated subsidiaries and, with stated exceptions, all such employees are eligible to participate. It is estimated that approximately 5,000 employees will be eligible to participate in the ESPP.

Under the ESPP, options are to be granted on April 1, 2005 to each eligible employee to purchase as many shares of Common Stock Non-Voting of the Company as can be purchased with approximately 10% of each employee’s annual base pay.  Each eligible employee may elect to purchase all or a portion of such shares.  Failure to make such election by April 29, 2005 will result in termination of the option.

The purchase price per share is the closing price of the Company’s Common Stock Non-Voting on the New York Stock Exchange either April 1, 2005 or for the date of exercise, whichever price is lower. The closing price of the Common Stock Non-Voting for January 31, 2005 was $37.17.  Payment for all shares purchased will be made through payroll deductions over a 24-month period beginning on June 1, 2005.  After payroll deductions have begun, an employee can exercise his or her option for the number of shares that may be purchased at the purchase price with all or any specified part of the amount then credited to his or her account and withdraw any amount remaining in such account.  Interest on all such amounts will accrue at the rate of 2% per year, and will be paid to the employees after completion of payment for their shares or upon prior withdrawal from the ESPP.

Subject to certain limitations set forth in the ESPP, employees are permitted, at any time prior to May 31, 2007, to terminate their payroll deductions, to reduce their options to purchase, to exercise their options in whole or in part, or to withdraw all or part of the balance in their accounts, with interest.

The ESPP also contains provisions governing the rights and privileges of employees or their representatives in the event of termination of employment, retirement, severance, lay-off, disability, death or other events. Shares of stock purchased under the ESPP will be delivered as soon as practicable after May 31, 2007, or on such earlier date as full payment is made for all shares which the employee has elected to purchase. No employee or his or her legal representative will have any rights as a stockholder with respect to any shares to be purchased until completion of payments for all the shares and the issuance of the shares.

The ESPP contemplates that all funds contributed by employees will be under the control of the Company and may be used for any corporate purpose.

The Management Committee, or such other employee(s) as they may designate, will be responsible for the administration of the ESPP.  The determinations of the plan administrator with respect to any questions arising under the ESPP will be final and binding.

U.S. Federal Income Tax Consequences.  The Company has been advised by counsel that if a participant acquires stock upon the exercise of an option under the ESPP, under U.S. tax law, the participant will not recognize income, and the Company will not be allowed a deduction as a result of such exercise, if the following conditions are met: (i) the ESPP is approved by the stockholders of the Company on or before January 24, 2006; (ii) at all times during the period beginning with the grant of the option and ending on the day three months before the date of such exercise, the participant was an employee of the Company or a subsidiary of the Company; and (iii) the participant makes no disposition of the stock within two years after the grant of the option or within one year after the transfer of the stock to the participant.  In the event of a sale or other disposition of such stock by the participant after compliance with the applicable conditions set forth above, any gain realized over the price paid for the stock will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.  If the conditions stated in clauses (i) and (ii) are not met, the participant will recognize compensation income upon the exercise of the option.  If the conditions in clauses (i) and (ii) are met, but the condition in clause (iii) is not met, the participant will recognize compensation income and, if applicable, capital gains, upon the early disposition of the stock.  In either case the amount of compensation will be equal to the excess of the value of the stock on the date of exercise over the purchase price, except that in the case of a person subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the amount of compensation income will be determined based on the value of the stock on the date on which the Section 16(b) restriction lapses (and the inclusion in income of the compensation will be delayed until that time).  In general, compensation income will be subject to income tax at regular income tax rates.  If the participant is treated as having received compensation income, an equivalent deduction generally will be allowed to the Company.  For the purpose of the foregoing, an option is exercised on May 31, 2007 or such earlier date as the employee makes an irrevocable election to purchase stock.  No income will result to participants upon the grant of the options.

The Company has been further advised by counsel that the interest accrued on an employee’s stock purchase account will be taxable income to such employee and a deduction will be allowed to the Company or a subsidiary of the Company.

The following table shows the estimated maximum number of shares of Common Stock Non-Voting that each listed person, and each listed group, will be entitled to acquire in accordance with the provisions of the ESPP (based on the stock price in effect on January 31, 2005).  The dollar value represents the amount of base pay which may be used to acquire shares under the ESPP.  The number of shares represents the maximum number of shares of Common Stock Non-Voting which may be purchased by such individual or group at the January 31, 2005 stock price with the dollar value.

NEW PLAN BENEFITS - 2005 Employees Stock Purchase Plan

Name and Position	Dollar Value ($) (1)	Number of Shares (1)
Robert J. Lawless Chairman of the Board, President & Chief Executive Officer	not eligible to participate (2)	not eligible to participate (2)
Robert G. Davey President – Global Industrial Group	$50,000	1,345
Francis A. Contino Executive Vice President – Strategic Planning & Chief Financial Officer	$48,728	1,311
Alan D. Wilson President – US Consumer Foods	$37,260	1,002
Mark T. Timbie President- International Consumer Products Group	$36,225	975
Executive Officer Group (11 persons)	$335,738	9,032
Non-Executive Director Group (7 persons)	not eligible to participate	not eligible to participate
Non-Executive Officer/Employee Group (approximately 5,000 persons)	$23,107,000	621,657

(1)          The maximum dollar value under the ESPP for any participant is $50,000.

(2)          Mr. Lawless is not eligible to participate in the ESPP because his ownership of Common Stock of the Company, including shares subject to options issued to Mr. Lawless, exceeds 5% of the outstanding voting shares.

The ESPP contemplates that the Company will make available sufficient shares of its Common Stock Non-Voting to allow each eligible employee to elect to purchase the full number of shares covered by the options granted.  On the basis of the closing price of the shares of the Company’s Common Stock Non-Voting on January 31, 2005, it is estimated that a maximum of 630,690 shares will be required if each eligible employee elects to participate to the full extent of his or her option.  The ESPP provides for adjustments in the case of certain changes in the Company’s capital structure.

Required Vote of Stockholders.  The affirmative vote of at least a majority of the votes cast is required to approve the ESPP, provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast on the proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the ESPP.

REPORT OF AUDIT COMMITTEE

AND

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Audit Committee

The responsibilities of the Audit Committee are defined in a Charter, which is approved by the Board of Directors of the Company.  The Committee’s Charter may be seen at the Company’s website at www.mccormick.com.  Among other things, the Charter charges the Committee with the responsibility for reviewing the Company’s audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed the Company’s audited financial statements with management, and it has discussed the matters which are required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), with the Independent Registered Public Accounting Firm. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1, which were received from the Company’s Independent Registered Public Accounting Firm, and has discussed the Independent Registered Public Accounting Firm’s independence with them. The Audit Committee has reviewed the fees of the Independent Registered Public Accounting Firm for non-audit services and believes that such fees are compatible with the independence of the Independent Registered Public Accounting Firm.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended November 30, 2004.

The members of the Audit Committee are “independent” pursuant to the requirements of the Listing Standards and applicable SEC rules.

James T. Brady, Chairman
Margaret M. V. Preston
William E. Stevens

Fees of Independent Registered Public Accounting Firm

Audit Fees

The audit fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the most recent fiscal year were $3.7 million.  For the 2003 fiscal year, such fees were $2.1 million.

Audit Related Fees

The aggregate fees billed for all audit related services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $400,000, and for the 2003 fiscal year were approximately $1.7 million.  Audit related services principally include due diligence in connection with acquisitions, accounting consultations, audits and consultations in connection with dispositions, assistance with internal control documentation and information systems audits.  The Company discontinued utilizing its independent auditors as its internal auditors in July of 2002.

Tax Fees

The aggregate fees billed for all tax services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $500,000, and for the 2003 fiscal year were approximately $700,000.  Tax services principally include tax compliance, tax advice and planning (including expatriate tax services).

All Other Fees

No other professional services were rendered or fees billed by Ernst & Young LLP for the most recent fiscal year or for the 2003 fiscal year.

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees.  All requests for services to be provided by Ernst & Young LLP are submitted to the Manager of Internal Audit, who subsequently requests pre-approval from the Audit Committee Chairman.  Requests for services in excess of $250,000 require pre-approval from the entire Audit Committee.  A schedule of approved services is then reviewed and approved by the entire Audit Committee at each Audit Committee meeting.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified and affirmed the Audit Committee’s appointment of the accounting firm of Ernst & Young LLP to serve as the Independent Registered Public Accounting Firm of the Company for the current fiscal year subject to ratification by the stockholders of the Company.  Ernst & Young LLP were first appointed to serve as the Independent Registered Public Accounting Firm of the Company in 1982 and are considered by the Audit Committee and the management of the Company to be well qualified.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote of Stockholders.  A majority of all votes cast at a meeting at which a quorum is present is required for ratification of the appointment of the Independent Registered Public Accounting Firm.

The Board of Directors recommends that stockholders vote FOR ratification.

OTHER MATTERS

Management knows of no other matters that may be presented for consideration at the meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

VOTING PROCEDURES

For the election of directors, a plurality of all votes cast at a meeting at which a quorum is present is required for the election of each nominee.  For the ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm of the Company to serve for the 2005 fiscal year, a majority of all votes cast at a meeting at which a quorum is present is required.  In both of these matters submitted to the stockholders, abstentions are not counted in the number of votes cast and will have no effect on the results of the vote.

For the approval by the stockholders in the case of the 2005 Employees Stock Purchase Plan, the affirmative vote of a majority of the votes cast is required, provided that the total vote cast on the proposal represents over 50% of all shares entitled to vote on the proposal.  For purposes of the vote on the ESPP proposal, an abstention or broker non-vote will have the effect of a vote against the proposal, unless holders of more than 50% of all shares entitled to vote on the proposal cast votes, in which case neither an abstention nor a broker non-vote will have any effect on the results of the vote.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

Pursuant to rules adopted by the Securities and Exchange Commission, the Company intends to send a single annual report and proxy statement to any household where two or more stockholders reside unless it has received contrary instructions from the stockholders.  This rule benefits both stockholders and the Company.  It eliminates unnecessary mailings delivered to your home and helps to reduce the Company’s expenses.  Each stockholder will continue to receive a separate proxy card.

If your household receives a single set of disclosure documents for this year, and you would prefer to receive the duplicate copy, please contact the Company’s transfer agent, Wells Fargo Bank, N.A., by calling their toll-free number, 800-468-9716 or writing the transfer agent at P.O. Box 64854, St. Paul, MN 55164-0854. The Company will provide you with a duplicate copy promptly.  If you share an address with another Company stockholder and you would prefer to receive a separate set of annual disclosure documents in the future or both of you would prefer to receive only a single set of the Company’s annual disclosure documents, please contact the Company’s transfer agent at the same telephone number or address.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Proposals of stockholders to be presented at the 2006 Annual Meeting must be received by the Secretary of the Company on or before October 20, 2005 to be considered for inclusion in the 2006 proxy material.  Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement material must deliver notice to the Secretary at the principal executive offices of the Company not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year’s annual meeting.  Stockholders are also advised to review the Company’s By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

EXHIBIT A

McCORMICK & COMPANY, INCORPORATED
2005 EMPLOYEES STOCK PURCHASE PLAN

Section 1 - Purpose

The purpose of this Plan is to afford to employees of McCormick & Company, Incorporated (the “Company”) and its wholly-owned U.S., Canadian and U.K. subsidiaries an opportunity to purchase shares of the Company’s Common Stock Non-Voting pursuant to options granted by this Plan to them.

Section 2 - Number of Shares Offered

The offering pursuant to this Plan is for a number of shares of the Company’s Common Stock Non-Voting sufficient to allow each employee to elect to purchase the full number of shares purchasable pursuant to the terms of Section 6 of this Plan.

Section 3 - Eligible Employees

All persons who on April 1, 2005, are employees of the Company and participating subsidiaries will be eligible to participate in this Plan, except for the following who shall not be eligible:

(a)                                  Any employee whose customary employment as of April 1, 2005, was less than 16 hours per week or for not more than 5 months during the calendar year;

(b)                                 Any employee who, immediately after April 1, 2005, would own (as defined in the Internal Revenue Code, Sections 423 and 424(d)) stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary;

(c)                                  Any employee whose grant of an option hereunder would permit his rights to purchase stock under this Plan and under all other employee stock purchase plans, if any, of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and

(d)                                 Any employee residing in a state where the offer or sale of the shares provided by this Plan is not authorized or permitted by applicable state law.

Section 4 - Effective Date

The options under this Plan are granted as of April 1, 2005, subject to approval of this Plan by the stockholders of the Company within 12 months of its adoption by the Board of Directors.

Section 5 - Purchase Price

The purchase price for all shares shall be the closing price of the Company’s Common Stock Non-Voting on the New York Stock Exchange either:

(a)                                  For April 1, 2005 (which is the date of the grant), or

(b)                                 For the date such option is exercised, whichever price is lower.

Section 6 - Number of Shares Purchasable

Each eligible employee is, by the terms of this Plan, granted an option to purchase a maximum number of shares of Common Stock Non-Voting of the Company (increased by any fractional amount required to make a whole share) which, at the purchase price, as determined in accordance with Section 5(a), will most closely approximate 10% of his compensation for one year, as below defined. Notwithstanding any other provision of this Plan, no employee may elect to purchase less than five shares nor may any options be exercised for less than five shares.

Such compensation for one year shall be deemed to be the base wage paid to such employee by the Company.  The base wage for such employee shall be computed as follows:

(a)                                   The straight-line hourly base wage rate of such employee in effect on April 1, 2005, multiplied by 2080 hours (40 hours per week multiplied by 52 weeks), or by such number as the Company deems to constitute the number of hours in a normal work year for such employee; or

(b)                                  The salary of such employee in effect on April 1, 2005, annualized.

Section 7 - Election to Purchase and Payroll Deduction

No later than April 29, 2005, an eligible employee may elect to purchase all or part of the shares which he is entitled to purchase under Section 6.  Such election shall be made by the execution and delivery to the Company of an approved written form authorizing uniform periodic payroll deductions over a two-year period beginning June 1, 2005, in such amounts as will in the aggregate (exclusive of interest which, it is contemplated, will be paid to the employee at the end of such period) equal the total option price for all of the shares covered by this election to purchase.  If an employee fails to make such election by April 29, 2005, the option provided by this Plan shall terminate on that date.  Except as otherwise provided in the Plan, after payroll deductions have begun, prepayment for the total shares purchasable will be permitted at any time prior to May 31, 2007.  In the event an employee makes such prepayment, there shall be no payroll deductions under the Plan on behalf of said employee after such prepayment.

Section 8 - Interest on Payroll Deductions

The Company and participating subsidiaries will maintain a record of amounts credited to each employee authorizing a payroll deduction pursuant to Section 7. Interest will accrue on payroll deductions beginning June 1, 2005, on the average balance of such deductions during the period of this Plan at the rate of 2% per year.  Such interest shall be payable to the employee on or about May 31, 2007, or at such time as said employee may for any reason terminate his election to purchase shares under this Plan, or at such time as said employee exercises his option to purchase stock under the Plan and provides or pays in full the sum necessary to purchase such shares.

Section 9 - Changes in Elections to Purchase

An employee may, at any time prior to May 31, 2007, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated) or withdraw part or all of the money in his account, in accordance with the following alternatives:

(a)                                  Exercise his option to purchase the number of shares (but not less than five shares) which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account, and withdraw the amount (including interest) remaining in such account; or

(b)                                 Cease his subsequent payroll deductions (or periodic cash payments), in which event his option to purchase shall be reduced to the number of shares which may be purchased, at the April 1, 2005 price, with the amount, if any, in his account (exclusive of interest); or

(c)                                  Withdraw the amount (including interest) in his account and terminate his option to purchase.

An employee may make only one withdrawal of all or part of his account. Once a withdrawal is made, no further payroll deductions will be taken.

Any reduction made in the number of shares subject to an option to purchase is subject to the provisions of Section 6 and shall be permanent.

Section 10 – Retirement, Voluntary Termination of Employment or Discharge

In the event an employee voluntarily leaves the employ of the Company, by retirement, voluntary termination of employment or discharge, prior to May 31, 2007, he can elect within 10 days after retirement, termination of his employment or discharge to:

(a)                                  Exercise his option to purchase the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account, and withdraw any amount (including interest) remaining in such account; or

(b)                                 Withdraw the amount (including interest) in his account and terminate his option to purchase.

If the employee fails to make an election within 10 days after termination of employment, he shall be deemed to have elected subsection 10(b) above.

Section 11 - Lay-Off, Authorized Leave of Absence or Disability

Payroll deductions for shares for which an employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such employee returns to active service prior to May 31, 2007, his payroll deductions will be resumed and if said employee did not make periodic cash payments during his period of absence, he shall, by written notice to the Company or participating subsidiary within 10 days after his return to active service, but not later than May 31, 2007, elect:

(a)                                  To make up any deficiency in his account resulting from a suspension of payroll deductions by an immediate cash payment; or

(b)                                 Not to make up such deficiency, in which event the number of shares to be purchased by him shall be reduced to the number of whole shares which may be purchased at the April 1, 2005 price, with the amount, if any, then credited to his account (including interest) plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c)                                  Withdraw the amount (including interest) in his account and terminate his option to purchase.

An employee on lay-off, authorized leave of absence or disability on May 31, 2007, shall deliver written notice to the Company or participating subsidiary on or before May 31, 2007, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 11. If any employee fails to deliver such written notice within 10 days after his return to active service or by May 31, 2007, whichever is earlier, he shall be deemed to have elected subsection 11(c) above.

If the period of an employee’s lay-off, authorized leave of absence or disability shall terminate on or before May 31, 2007, and the employee shall not resume active employment with the Company, he shall make an election in accordance with the provisions of Section 10 of this Plan.

Section 12 - Death

In the event of the death of an employee while his option to purchase shares is in effect, the legal representatives of such employee may, within 90 days after his death (but not later than May 31, 2007) by written notice to the Company or participating subsidiary, elect to:

(a)                                  Exercise the employee’s option for the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account, and withdraw any amount (including interest) remaining in such account; or

(b)                                 Withdraw the amount (including interest) in his account and terminate his option to purchase.

In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating subsidiary within the prescribed period, the election to purchase shares shall terminate and the amount, including interest, then credited to the employee’s account shall be paid to such legal representatives.

Section 13 - Failure to Make Periodic Cash Payments

Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.

Section 14 - Funds in Stock Option Accounts

Amounts credited to the employee’s account shall be under the control of the Company and may be used for any corporate purpose. Amounts credited to the accounts of employees of subsidiaries of the Company named in Section 1 of this Plan shall be remitted to the Company from time to time. The amount, exclusive of interest, credited to the account of each employee shall be applied to pay for shares purchased by such employee and any amount not used for this purpose shall be repaid to the employee by the Company.

Section 15 - Rights as Stockholder

No employee, former employee, or his representatives shall have any rights as a stockholder with respect to any shares of stock which any employee has elected to purchase under this Plan until full payment for all shares has been made and such shares has been issued.  Shares will be issued as soon as practicable after full payment for such shares has been made.  However, shares will not be issued prior to approval of the Plan by the stockholders of the Company.

Section 16 - Non-Assignability

No assignment or transfer by any employee, former employee or his legal representatives of any option, election to purchase shares or any other interest under this Plan will be recognized; any purported assignment or transfer, whether voluntary or by operation of law (except by will or the laws of descent and distribution), shall have the effect of terminating such option, election to purchase or other interest.  An employee’s option and election to purchase shall be exercisable only by him during his lifetime and upon his death, by his legal representative in accordance with Section 12.  If an election to purchase is terminated by reason of the provisions of this Section 16, the only right thereafter continuing shall be the right to have the amount then credited to the employee’s account, including interest, paid to the employee or other person entitled thereto, as the case may be.

Section 17 - Effect of Changes in Shares

In the event of any change in the capital stock of the Company through merger, consolidation or reorganization, or in the event of any dividend to holders of shares of the Common Stock Non-Voting of the Company payable in stock of the same class in an amount in excess of 2% in any year, or in the event of a stock split, or in the event of any other change in the capital structure of the Company, the Company will make such adjustments with respect to the shares of stock subject to this offering as it deems equitable to prevent dilution or enlargement of the rights of participating employees.

Section 18 - Administration; Miscellaneous

(a)                                  The Management Committee of the Company (the “Committee”) or such employee or employees as they may designate, shall be responsible for the administration of this Plan, including the interpretation of its provisions, and the decision of the Committee or of such other employee or employees with respect to any question arising under the Plan shall be final and binding for all purposes.

(b)                                 Uniform policies shall be pursued in the administration of this Plan and there shall be no discrimination between particular employees or groups of employees. The Committee, or such employee or employees as they may designate to administer this Plan, shall have the authority, which shall be exercised without discrimination, to make exceptions to the provisions of this Plan under unusual circumstances where strict adherence to such provisions would work undue hardship.

(c)                                  The Company may allow a reasonable extension of the time within which an election to purchase shares under this Plan shall be made, if it shall determine there are circumstances warranting such action, in which event such extension shall be made available on a uniform basis to all employees similarly situated; provided that in no event shall the period for payroll deductions be extended beyond May 31, 2007.

Section 19 - Amendment and Discontinuance

The Board of Directors of the Company may alter, suspend or terminate the Plan; provided, however, that, except to conform the Plan from time to time to the requirements of the Internal Revenue Code with respect to employee stock purchase plans, no action of the Board shall increase the period during which this Plan shall remain in effect, or further limit the employees of the Company who are eligible to participate in the Plan, or increase the maximum period during which any option granted under the Plan may remain unexercised, or (other then as set forth in Section 18 above) increase the number of shares of stock to be optioned under the Plan or reduce the purchase price per share, with respect to the shares optioned or to be optioned under the Plan, or without the consent of the holder of the option, otherwise alter or impair any option granted under the Plan.

McCORMICK & COMPANY, INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, March 23, 2005

The McCormick & Company, Incorporated 2004 Annual Report and 2005 Proxy Statement are available on our website.  The address is www.mccormick.com.  Click on “Investors” and then click on “Annual Reports/Financial Reports.”

CONSENT:  If you are a registered stockholder and would like to access the proxy materials electronically next year, please go to the following consent site address: www.econsent.com/mkcv/

McCORMICK & COMPANY, INCORPORATED	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Lawless and Robert W. Skelton and each of them, the proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 23, 2005, and at any and all adjournments thereof, in accordance with the following ballot and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting:

                        IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE 2005 EMPLOYEES STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH HEREIN, AND IN THE BEST DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS AS MAY OTHERWISE PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.        ELECTION OF DIRECTORS:

01  B. H. Beracha

02  J. T. Brady

03  F. A. Contino

04  R. G. Davey

05  E. S. Dunn, Jr.

06  J. M. Fitzpatrick

07  F. A. Hrabowski, III

08  R. J. Lawless

09  M. M. V. Preston

10  W. E. Stevens

11  K. D. Weatherholtz

☐  VOTE FOR all nominees (except as marked)    ☐ VOTE WITHHELD from all nominees

(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right)

WITHHELD

2.              PROPOSAL TO APPROVE THE 2005 EMPLOYEES STOCK PURCHASE PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.              RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.              IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Date:

Signature(s) in Box

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide the full name of the corporation and the title of authorized officer signing the proxy.